INNOVATIVE SOFTWARE TECHNOLOGIES

April 15, 2003

Grant Thornton LLP
5252 N. Edgewood Drive
Suite 350
Provo, UT  84604

Dear Sirs:

In my letter dated April 11, 2003, I wish to clarify the role of Chris Chipman's firm - Chipman & Chipman, LLC.

Our general accounting functions were conducted in-house by our accounting staff which would include writing checks, posting the books, AR, AP and payroll.

The corporate books and records are maintained within the company, not by Chipman & Chipman. The firm managed by Mr. Chris Chipman was responsible for the trial balance consolidation, the preparation of the detail schedules for the audit of Grant Thornton and the preparation of the Company's SEC Filings. I.e. 10Q's, 8K's and the 10K's. These, of course, were based on the accounting records of the Company and done in cooperation with management.

In addition,  Mr. Chris Chipman's firm also prepared the tax returns for all the
Innovative   Software   Technology   companies  with  the  exception  of  Energy
Professional Marketing Group, which he is scheduled to do this year.




Sincerely,

/s/ Douglas S Hackett
---------------------------------------
Douglas S Hackett
President & CEO
Innovative Software Technologies, Inc.


Cc:  Jim Schiender,  Esquire
     Adorno & Yoss
     Innovative Software Board of Directors